UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2005

WMG Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-121322	13-35665869
(State or other jurisdiction	(Commission File Number)	(IRS Employer
or incorporation)		Identification No.)

75 Rockefeller Plaza, New York, New York		10019
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 275-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 11, 2005, WMG Acquisition Corp. (the “Company”) issued a press release, which is furnished as Exhibit 99.1 hereto, announcing that Richard Blackstone had been hired as Chairman and CEO of its music-publishing arm, Warner/Chappell Music, Inc. (“WCM”).

As of March 15, 2005, the registrant entered into employment and restricted stock agreements with Mr. Blackstone, copies of which are attached to this report on Form 8-K as Exhibits 10.1 and 10.2, and each of which is incorporated by reference into this report.

WCM entered into an employment agreement with Richard Blackstone as of March 15, 2005 under which Mr. Blackstone will serve as Chairman and Chief Executive Officer of WCM. The employment agreement provides for a four-year term beginning on January 1, 2006 or such earlier date as Mr. Blackstone becomes available to commence employment at WCM.  Under the terms of the employment agreement, Mr. Blackstone will be paid an annual salary equal to $650,000.  Mr. Blackstone is also eligible to receive an annual cash bonus, with a target of $650,000; provided that Mr. Blackstone may elect that either (i) if he commences work with WCM in 2005, that his bonus with respect to 2005 shall not be less than $650,000 (pro rated to reflect his actual service to WCM in such year) or (ii) that his bonus with respect to 2006 shall not be less than $650,000.  In addition, WCM will pay Mr. Blackstone a special payment in the amount of $100,000, less any annual bonus amounts paid to Mr. Blackstone by WCM or his current employer with respect to 2005. In the event that WCM terminates the employment agreement for any reason other than cause or if Mr. Blackstone terminates his employment for good reason, as defined in the agreement, Mr. Blackstone will be entitled to severance benefits equal to: $2,000,000 if such termination occurs in the first year of the contract, $1,500,000 if such termination occurs in the second year of the contract, $1,000,000 if such termination occurs in the third year of the contract, or $650,000 if such termination occurs in the final year of the contract, plus a pro-rated annual bonus; and continued participation in WCM’s group health and life insurance plans for one year after termination. The employment agreement also contains standard covenants relating to confidentiality and assignment of intellectual property rights and a one-year post employment non-solicitation covenant.

Mr. Blackstone was also awarded 209.8765432 shares of Class A Common Stock of Warner Music Group Corp. (“Parent”), the ultimate parent of the Company, which as of April 11, 2005, represents less than 1% of the Class A Common Stock of Parent without taking into account the exercise of outstanding warrants and options. The restricted stock agreement provides that one-third of the restricted shares vest based on years of service and the remainder vests based on years of service and performance. The vested restricted stock may also be purchased by Parent upon termination of employment. Such stock is also subject to a stockholders agreement.  The stockholders agreement, as amended, was previously filed with the Company’s Form S-4 (File No. 333-121322).

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES.

The description of Mr. Blackstone’s restricted stock agreement in Item 1.01 is incorporated into this Item 3.02 by reference.  The grant of the common stock pursuant to the restricted stock agreement was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act.  Such issuance did not involve a public offering, was made without general solicitation or advertising, and no underwriting commissions or discounts were paid.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

As described above, Mr. Blackstone has been hired as Chairman and CEO of the registrant’s music publishing arm, Warner/Chappell Music, Inc.  Mr. Blackstone’s employment and restricted stock agreements are attached to this report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.   The following Exhibits are furnished as part of this Report on Form 8-K.

Exhibit No.	Description

10.1	Employment Agreement, dated as of March 15, 2005, between Warner/Chappell Music, Inc. and Richard Blackstone.

10.2	Restricted Stock Award Agreement, dated as of March 15, 2005, between Warner Music Group Corp. and Richard Blackstone.

99.1	Press release issued by WMG Acquisition Corp. on April 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WMG Acquisition Corp.

Date: April 11, 2005	By:	/s/ Michael D. Fleisher
Michael D. Fleisher
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of March 15, 2005, between Warner/Chappell Music, Inc. and Richard Blackstone.

10.2	Restricted Stock Award Agreement, dated as of March 15, 2005, between Warner Music Group Corp. and Richard Blackstone.

99.1	Press release issued by WMG Acquisition Corp. on April 11, 2005.